UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

LIBERTY PROPERTY TRUST
LIBERTY PROPERTY LIMITED PARTNERSHIP
 (Exact name of registrant as specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Chesterfield Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 648-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on March 16, 2010, the Compensation Committee (the “Committee”) of the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) approved the Liberty Property Trust 2010 Long-Term Incentive Plan (the “2010 Plan”), with the purpose of providing performance incentives to the named executive officers of the Company. The 2010 Plan is substantially similar in design to the Liberty Property Trust 2009 and 2008 Long-Term Incentive Plans, in that it provides for an annual aggregate award (each, an “Award”) composed of (i) a grant of restricted stock units (approximately two-thirds of the total targeted expected value of the Award), and (ii) a grant of stock options (approximately one-third of the total targeted expected value of the Award). When the Company’s common shares of beneficial interest, $0.001 par value (the “Common Shares”), are issued with respect to the Awards they underlie, they will be issued under the Company’s Amended and Restated Share Incentive Plan, and shall generally be subject to the terms and conditions of that plan.

Awards under the 2010 Plan will have the following general features:

Restricted Stock Units. A “restricted stock unit” (or “RSU” or “phantom stock”) under the 2010 Plan consists of a legally-binding promise to pay the executive a certain number of the Common Shares at the end of the Award Period (as defined below), to the extent certain annual performance criteria are met or exceeded.

The restricted stock units shall be eligible to be earned over the three-year period beginning on the date of grant (the “Award Period”), and shall be further subdivided into (i) a portion earned ratably over the Award Period on a year-by-year basis (each year constituting a related “Performance Period”), using a specific performance measure (the “First Portion”), and (ii) a portion earned over the full Award Period, using another specific performance measure (the “Second Portion”). Neither portion, however, would be payable until the end of the three-year Award Period. Any dividends that accumulate prior to the end of the Award Period will be paid if and when the related restricted stock units are redeemed and paid.

Under the 2010 Plan, the Committee has the ability to utilize a wide variety of performance measures on which to base each particular year’s grant of restricted stock units, and will act each year to designate the specific performance measures for that year. For the Awards granted under the 2010 Plan for 2010, as discussed more specifically below, these two measures are based, respectively, on the amount of the Company’s “funds from operations” (the “FFO Portion”) for the First Portion of the Award, and its total shareholder return (the “TSR Portion”) as compared to a relevant peer group for the Second Portion of the Award. The Committee has adopted a performance metrics schedule for the Awards to be granted under the 2010 Plan for 2010, listing the threshold at which the actual FFO Portion and TSR Portion will accrue, in relation to the specified target levels. These levels provide for specified awards upon attainment of stipulated percentages of the target level (and include a maximum number of Common Shares payable of 200% of both the First Portion and the Second Portion), with the Committee retaining discretion to reduce the award from the prescribed level as it deems fit.

The restricted stock units that comprise the First Portion will be split into three equal pieces, corresponding to each of the three years in the relevant Award Period. Depending on how each year’s performance compares to the budget performance for that year using an annually-determined performance schedule, a portion of the related restricted stock units will be deemed earned for that year, and will be payable to the participant in Common Shares (under the terms of the Company’s Amended and Restated Share Incentive Plan) at the end of the Award Period. The restricted stock units that comprise the Second Portion are eligible to be earned on the basis of total shareholder return for the relevant Award Period, using a performance schedule determined at the time of the award. The Second Portion will be deemed earned and payable to the participant in Common Shares (under the terms of the Company’s Amended and Restated Share Incentive Plan) at the end of the Award Period.

If a recipient of an Award quits or is discharged for cause prior to the end of the Award Period, all restricted stock units will be forfeited, even if they have (in the case of the First Portion that accrues on a year-by-year basis) already been earned. If the recipient of an Award is, instead, terminated without cause, or terminates by reason of death, disability or “Retirement” (as defined in the Company’s Amended and Restated Share Incentive Plan) prior to the end of the Award Period, the treatment of the restricted stock units shall be as set forth in the grant documents. The 2010 Plan also includes several common customary covenants, subject to the Committee’s discretion, that would trigger forfeiture of an Award.

Options. Stock options granted under the 2010 Plan will be vested (and thus exercisable) solely on the basis of time and continued employment, with no regard to any performance criteria, at a rate of 20% of the total option component at the end of the first anniversary of the date of grant, 30% on the second anniversary, and the remainder on the third anniversary. In addition, they will become immediately vested and exercisable in full if the optionee ceases to be employed by, or provide services to, the Company by reason of death, disability, retirement or termination without cause. These terms and conditions are, generally, the terms and conditions that currently govern options granted to named executive officers as part of the Company’s LTI program, and thus do not represent a change in that component of the LTI program.

Also on March 16, 2010, the Committee made Awards under the 2010 Plan, such Awards to be granted as of the close of business on March 16, 2010. The Awards consisted of the following:

	Number	Number of RSUs	Number of RSUs
Named Executive Officer	of Options(1)	in First Portion/FFO Portion(2)	in Second Portion/TSR Portion(3)
William P. Hankowsky	84,337	12,840	12,840
George J. Alburger, Jr.	38,822	5,910	5,910
Robert E. Fenza	35,910	5,467	5,467
James J. Bowes	31,543	4,802	4,802
Michael T. Hagan	31,057	4,728	4,728

(1)	The options have an exercise price of $32.71, the closing price of the Common Shares on the New York Stock Exchange on March 16, 2010, the date of grant.

(2)	As described above, the RSUs constituting the First Portion are split into three equal pieces, corresponding to each of the three years in the relevant Award Period. One-third of the RSUs may be earned with respect to each year in the Award Period, but will be payable to the participant at the end of the Award Period.

(3)	As described above, the RSUs constituting the Second Portion are eligible to be earned on the basis of TSR for the full Award Period, using a performance schedule determined at the time of the award. The determination of whether the Second Portion is earned and payable shall be made at the end of the Award Period.

In addition to these awards, Messrs. Alburger and Hagan received special awards of 25,000 and 3,500 restricted common shares, respectively. These shares will vest in a single installment on March 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By: /s/ James J. Bowes
       James J. Bowes
       Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By: Liberty Property Trust, its sole
       General Partner

By: /s/ James J. Bowes
       James J. Bowes
       Secretary and General Counsel

Dated: March 22, 2010

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